EXHIBIT 23.2

INDEPENDENT AUDITORS’ CONSENT

We consent to the use in this Registration Statement of Saxon REIT, Inc. on Form S-4 of our report dated February 12, 2004, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the references to us under the headings “Selected Financial Data” and “Experts” in such Prospectus.

/s/    Deloitte & Touche LLP

Richmond, Virginia

February 13, 2004